Exhibit 10.48(a-1)

FIRST AMENDMENT TO AMENDED AND RESTATED TERM LOAN AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED TERM LOAN AGREEMENT, dated as of March 29, 2004 (this “Amendment”), is entered into by and among FASL LLC, a Delaware limited liability company (the “Borrower”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent for itself and the lenders from time to time signatory to the Loan Agreement (as defined below), as hereinafter defined (the “Lenders”) (in its capacity as agent for itself and the Lenders, together with its successors or affiliates in such capacity, the “Agent”), and the Majority Lenders party hereto.

WHEREAS, the Borrower has entered into the Amended and Restated Term Loan Agreement, dated as of July 11, 2003 (as amended, amended and restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), by and among the Borrower, the Lenders and the Agent.

WHEREAS, the Borrower seeks to amend certain provisions of the Loan Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions; Rules of Interpretation. Capitalized terms used herein shall have the meanings assigned to them in the Loan Agreement, unless otherwise defined herein.

Section 2. Amendments. The Loan Agreement is hereby amended as follows:

(a) Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of “Target Cash Level” in its entirety and replacing such definition with the following:

“Target Cash Level” means, for any period, the applicable cash level set forth below for such period:

Period	Amount
Third quarter of Fiscal Year 2003	$130,000,000
Fourth quarter of Fiscal Year 2003	$130,000,000
Each fiscal quarter of each Fiscal Year thereafter	$60,000,000

(b) Section 1.1 of the Loan Agreement is hereby amended by adding the following definitions in the correct alphabetical order thereof:

“Net Worldwide Cash” means, at any time, Worldwide Cash at such time minus restricted cash (determined in accordance with GAAP) (or any refinancing, renewal or extension thereof permitted under Section 9.12) at such time.

“Target Worldwide Cash Level” means, $130,000,000 for each fiscal quarter of each Fiscal Year.

“Worldwide Cash” means, as of any date of determination, the amount on such date of all cash, cash equivalents and short-term investments (each determined in accordance with GAAP) of the Borrower and its Subsidiaries on deposit or otherwise on such date, which cash and cash equivalents are not subject to any Liens (excluding Liens permitted under clause (h) of the definition of “Permitted Liens”).

(c) The definition of “Enhanced Covenant Period” in Section 1.1 of the Loan Agreement is hereby amended and restated as follows:

“Enhanced Covenant Period” means, for each fiscal quarter of each Fiscal Year, at any time (a) Net Domestic Cash is less than the Target Cash Level or (b) Net Worldwide Cash is less than the Target Worldwide Cash Level as clause (a) and (b) are measured on the last day of the prior fiscal quarter.

(d) Section 7.2 of the Credit Agreement is hereby amended by deleting clause (l) and inserting the following new clause (l) and clause (m):

(l) As soon as available, but in any event no later than forty-five (45) days after the end of each fiscal quarter of each Fiscal Year, a report in electronic form of (i) all Dispositions and the Net Proceeds received or estimated to be received from each such Disposition in such fiscal quarter and for the period from the beginning of the Fiscal Year to the end of such fiscal quarter and (ii) if known at the time such report is submitted, how such Net Proceeds have been or shall be reinvested or otherwise applied, with both clause (i) and (ii) in reasonable detail and in form and substance satisfactory to the Agent.

(m) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Borrower or any Restricted Subsidiary.

(e) Section 9.19 of the Credit Agreement is amended and restated in its entirety as follows:

9.19 Adjusted Tangible Net Worth. At any time that (a) Net Domestic Cash is less than the Target Cash Level or (b) Net Worldwide Cash is less than the Target Worldwide Cash Level, the Borrower will maintain Adjusted Tangible Net Worth, determined as of the last day of each fiscal quarter, of not less than $850,000,000.

(f) The first sentence of Section 9.20 of the Credit Agreement is amended and restated in its entirety as follows:

9.20 EBITDA. At any time that (a) Net Domestic Cash is less than the Target Cash Level or (b) Net Worldwide Cash is less than the Target Worldwide Cash Level, the Borrower will maintain EBITDA as of the last day of each fiscal period set forth below of not less than the amount set forth below opposite such fiscal period:

(g) Section 9.21 of the Credit Agreement is amended and restated in its entirety as follows:

Section 9.21 Fixed Charge Coverage Ratio. At any time that (a) Net Domestic Cash is less than the Target Cash Level or (b) Net Worldwide Cash is less than the Target Worldwide Cash Level, the Borrower shall not permit, as of the last day of any fiscal quarter, the ratio of (a) EBITDA for the period of the last four fiscal quarters ended on such date to (b) the sum of (i) interest expense for such period plus (ii) scheduled amortization of Debt For Borrowed Money for such period plus (iii) Capital Expenditures for such period, in each case, of the Borrower and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP, to be less than (1) –0.6 to 1.00 for the third fiscal quarter of 2003, (2) 0.2 to 1.00 for the fourth fiscal quarter of 2003, (3) 0.25 to 1.00 for the first fiscal quarter of 2004, (4) 0.4 to 1.0 for the period ending June 2004, (5) 0.8 to 1.00 for the period ending September 2004, (6) 1.0 to 1.00 for the period ending December 2004, (7) 1.0 to 1.00 for the full fiscal year 2005, and (8) 0.9 to 1.00 for the full fiscal year 2006.

Section 3. Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to as the “Amendment Effective Date”):

(a) Delivery to the Agent of this Amendment, duly executed and delivered by the Borrower and the Lenders constituting the Majority Lenders.

(b) The representations and warranties set forth in Section 4 of this Amendment shall be true and correct as of the Amendment Effective Date.

(c) The representations and warranties of the Borrower as set forth in the Loan Agreement shall be true and correct in all material respects as of the Amendment Effective Date after giving effect to the amendments contemplated hereby (unless stated to be given as of an earlier date, in which case such representation and warranty shall be true and correct only as of such earlier date); and

(d) As of the Amendment Effective Date, no Event of Default or Default shall have occurred and be continuing after giving effect to this Amendment.

Section 4. The Borrower’s Representations and Warranties. The Borrower represents and warrants to the Agent and each Lender a party hereto as of the date hereof and as of the Amendment Effective Date as follows:

(a) The Borrower has all requisite limited liability company power and authority to enter, execute, deliver and perform this Amendment.

(b) The execution and delivery of this Amendment have been duly authorized by all necessary limited liability company action of the Borrower and has been duly executed and delivered by the Borrower.

(c) As of the Amendment Effective Date, no Event of Default or Default shall have occurred and be continuing after giving effect to this Amendment.

Section 5. Reference to and Effect on the Loan Agreement and the other Loan Documents.

(a) The Loan Agreement and the other Loan Documents are subject to amendments only under the express provisions of Section 2 and shall, as so modified, continue to be in full force and effect and are hereby ratified and confirmed by the Borrower in all respects. Each other Loan Document is and shall continue to be in full force and effect and is hereby ratified and confirmed by the Borrower in all respects.

(b) This Amendment shall be construed as one with the Loan Agreement and the other Loan Documents, and the Loan Agreement and the other Loan Documents shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

Section 6. Execution in Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts, and by the Agent, each Lender and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

Section 7. Headings. The headings contained in this Amendment are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

Section 8. Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

Section 9. Governing Law. THIS AMENDMENT, AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER (TO THE EXTENT NOT EXPRESSLY PROVIDED FOR THEREIN), SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK

APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

FASL LLC, a Delaware limited liability company

By:	/s/ Steve Geiser
Name:	Steve Geiser
Title:	Vice President, Chief Financial Officer and Treasurer

LENDERS

GENERAL ELECTRIC CAPITAL CORPORATION, as the Agent for the Lenders and as a Lender

By:	/s/ James H. Kaufman
Name:	James H. Kaufman
Title:	Senior Risk Manager

BANK OF AMERICA, N.A., as a Lender

By:	/s/ John MacNamara
Name:	John MacNamara
Title:	Vice President

MERRILL LYNCH CAPITAL, a Division of Merrill Lynch Business Financial Services Inc., as a Lender

By:	/s/ Steve Coley
Name:	Steve Coley
Title:	Group Credit Manager, VP